UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2026

Select Water Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1820 North I-35 Gainesville, Texas 76240
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:

(940) 668-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	WTTR	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on September 24, 2026, Select Water Solutions, LLC (“Select LLC”), an indirect subsidiary of Select Water Solutions, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (as amended, the “Pilot Water Acquisition Agreement”), with Pilot OFS Holdings LLC (“Pilot OFS”), Minerva Infrastructure IA LLC (“Minerva” and, together with Pilot OFS, the “Sellers”) and certain other parties for the limited purposes set forth therein, pursuant to which Select LLC agreed to acquire all of the issued and outstanding membership interests in Pilot Water Solutions LLC (together with its subsidiaries, “Pilot Water,” and such acquisition, the “Pilot Water Acquisition”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Pilot Water Acquisition Agreement.

In connection with the financing of the Pilot Water Acquisition, (i) as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 13, 2026, on October 13, 2026, Select Water Holdings LLC (“Select Holdings”), an indirect subsidiary of the Company, entered into a Credit Agreement (the “New Credit Agreement”) providing for a senior secured revolving credit facility of up to $500.0 million (the “New Revolving Credit Facility”) and (ii) as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2026, on October 21, 2026, Select Holdings issued $900.0 million aggregate principal amount of its 7.625% Senior Notes due 2034 (the “Notes”).

The events described in this Current Report on Form 8-K took place in connection with the consummation of the Pilot Water Acquisition, which took place on November 2, 2026 (the “Closing Date”).

Item 1.02.	Termination of a Material Definitive Agreement.

Sustainability-Linked Credit Facility

On January 24, 2025, SES Holdings, LLC (“SES Holdings”), the Company’s direct subsidiary, and Select LLC entered into a $550.0 million sustainability-linked senior secured credit facility (the “Sustainability-Linked Credit Facility”), by and among SES Holdings, as parent, Select LLC, as borrower, certain of SES Holdings’ subsidiaries, as guarantors, each of the lenders party thereto and Bank of America, N.A., as administrative agent, issuing lender and swingline lender, which provided for $300.0 million in revolving commitments (the “Revolving Credit Facility”) and $250.0 million in term commitments (the “Term Loan Facility”), in each case, subject to a borrowing base. On October 21, 2026, following the closing of the offering of the Notes, the Term Loan Facility was repaid in full. At the time of repayment, $218.8 million of principal was outstanding under the Term Loan Facility.

On the Closing Date, in connection with the closing of the Pilot Water Acquisition and the Effective Date (as defined below) occurring under the New Credit Agreement, the Revolving Credit Facility was repaid in full and the Sustainability-Linked Credit Facility was terminated. At the time of repayment, $10.0 million of principal was outstanding under the Revolving Credit Facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on the Closing Date, Select LLC completed the previously announced Pilot Water Acquisition. Pursuant to the Pilot Water Acquisition Agreement, Select LLC acquired all of the issued and outstanding membership interests in Pilot Water, a water midstream company with produced water disposal and pipeline infrastructure in the Delaware Basin, from the Sellers in exchange for aggregate consideration consisting of:

•	approximately $600.0 million of cash paid at closing (which amount is subject to customary post-closing adjustments under the terms of the Pilot Water Acquisition Agreement); and

•	5,149,331 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) (the “Equity Consideration”).

In addition, the Pilot Water Acquisition Agreement provides for a $15.0 million contingent payment, payable to Pilot OFS upon the satisfaction of certain operational milestones. The Pilot Water Acquisition Agreement also provides that if the 30-day volume-weighted average price of the Class A Common Stock as of the trading day immediately prior to the six-month anniversary of the Closing Date (such date, the “Measurement Date” and such price, the “Measurement Date Share Price”) is less than the 30-day volume-weighted average price of the Class A Common Stock immediately prior to the Closing Date (such price, the “Closing Share Price”), Select LLC will make (or cause to be made) a true-up payment to Pilot OFS in cash in an amount equal to (x) (a) the difference between the Closing Share Price and the Measurement Date Share Price multiplied by (b) the number of shares of Class A Common Stock delivered to Pilot OFS at closing, minus (y) any cash dividends received or declared (if the record date occurs prior to the Measurement Date) on the Equity Consideration from the closing through the Measurement Date.

The foregoing description of the Pilot Water Acquisition and the Pilot Water Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pilot Water Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

New Revolving Credit Facility

As previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2026, Select Holdings entered into the New Credit Agreement, among Select Holdings, as borrower, SES Holdings, as parent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and issuing banks party thereto from time to time, which provides for the New Revolving Credit Facility, including a $50.0 million letter of credit sublimit. The New Revolving Credit Facility became effective on November 2, 2026, upon the satisfaction or waiver of certain conditions specified in the New Credit Agreement, including the consummation of the Pilot Water Acquisition (the date of such satisfaction or waiver, the “Effective Date”).

The New Revolving Credit Facility will mature on the earlier of (i) the fifth anniversary of the Effective Date and (ii) to the extent that more than $50.0 million aggregate principal amount (or available undrawn commitments) of any indebtedness for borrowed money or permitted refinancing indebtedness in respect thereof is outstanding on such date, the date that is 91 days prior to the stated maturity of such material indebtedness for borrowed money or such permitted refinancing indebtedness. Select Holdings may request up to $250.0 million of additional commitments, subject to certain conditions, including the provision of such commitments by existing or additional lenders.

Borrowings bear interest, at Select Holdings’ option, at the Term SOFR Rate (as defined in the New Credit Agreement) plus a margin ranging from 2.25% to 3.25% or the Alternate Base Rate (as defined in the New Credit Agreement) plus a margin ranging from 1.25% to 2.25%, in each case based on Select Holdings’ net total leverage ratio.

The obligations under the New Credit Agreement are guaranteed by Select Holdings’ material wholly owned domestic subsidiaries (including, as of the Effective Date, Pilot Water) and are secured by substantially all of the personal property and certain material real property of Select Holdings and the guarantors, subject to certain exclusions, and by a pledge by SES Holdings of its equity interests in Select Holdings. Neither the Company nor SES Holdings guarantees the obligations under the New Credit Agreement.

The New Credit Agreement contains restrictions on the ability of Select Holdings and its restricted subsidiaries to make distributions on, or redeem or repurchase their equity interests, or to prepay or redeem certain unsecured or subordinated indebtedness, prior to scheduled maturity, subject to certain exceptions, including that such transactions are permitted so long as (i) no default or event of default exists or would result therefrom, (ii) the pro forma net total leverage ratio of Select Holdings is not more than 3.50 to 1.00 and (iii) after giving effect to such transaction, Select Holdings has liquidity of not less than 15% of the aggregate revolving credit commitments. In addition, so long as no payment event of default or bankruptcy or insolvency event of default with respect to Select Holdings exists or would result therefrom, Select Holdings is permitted to make restricted payments, including dividends, in an aggregate amount up to $15.0 million per fiscal quarter.

The New Credit Agreement requires Select Holdings to maintain (i) a net total leverage ratio of not more than 4.25 to 1.00 (which may be increased to 4.50 to 1.00 for the fiscal quarter in which certain material acquisitions are consummated and the two immediately subsequent fiscal quarters), (ii) a net senior secured leverage ratio of not more than 2.50 to 1.00 and (iii) an interest coverage ratio of not less than 2.50 to 1.00, in each case, tested quarterly.

The New Credit Agreement contains certain customary representations and warranties, affirmative covenants and additional negative covenants and events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the New Credit Agreement to be immediately due and payable and terminate all outstanding commitments thereunder; provided that, in the case of certain bankruptcy or insolvency events, such acceleration and termination will occur automatically.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the Introductory Note and Item 2.01 relating to the issuance of the Equity Consideration is incorporated into this Item 3.02 by reference.

The issuance of the Equity Consideration to Pilot OFS was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 7.01.	Regulation FD Disclosure.

On November 2, 2026, the Company issued a press release announcing the completion of the Pilot Water Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Supplemental Indenture

In connection with the Pilot Water Acquisition, on the Closing Date, Select Holdings, the existing guarantors party thereto, Pilot Water Solutions LLC and certain of its subsidiaries (collectively, the “Pilot Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into a first supplemental indenture (the “First Supplemental Indenture”) to the indenture, dated as of October 21, 2026 (the “Indenture”), by and among Select Holdings, the guarantors party thereto and the Trustee, governing the Notes. Pursuant to the First Supplemental Indenture, each of the Pilot Guarantors has agreed to provide an unconditional guarantee of all of Select Holdings’ obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Debt Commitment Letters

In connection with the Pilot Water Acquisition, SES Holdings obtained financing commitments pursuant to debt commitment letters. Concurrent with the closing of the Pilot Water Acquisition on the Closing Date, such financing commitments terminated.

Item 9.01.	Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

The historical audited consolidated financial statements of Pilot Water as of and for the years ended December 31, 2025 and 2024, and the related notes thereto, are incorporated by reference in this Current Report on Form 8-K from Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 13, 2026 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

The unaudited condensed consolidated financial statements of Pilot Water as of June 30, 2026 and December 31, 2025 and for the six months ended June 30, 2026 and 2025, and the related notes thereto, are incorporated by reference in this Current Report on Form 8-K from Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 13, 2026 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b)          Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Pilot Water Acquisition and the related financing transactions, including the offering of the Notes, borrowings under the New Revolving Credit Facility, the repayment of the Company’s existing term loan and revolving credit facility indebtedness and the repayment of the existing indebtedness of Pilot Water, was previously filed with the SEC as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on October 13, 2026 and, pursuant to General Instruction B.3 of Form 8-K, is not required to be filed herewith:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025;

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2026;

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d)         Exhibits.

Exhibit No.	Description
2.1#†	Membership Interest Purchase Agreement, dated as of September 24, 2026, by and among Select Water Solutions, LLC, Pilot OFS Holdings LLC, Minerva Infrastructure IA LLC and, for the limited purposes therein, Pilot Travel Centers LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2026).
4.1*	First Supplemental Indenture, dated as of November 2, 2026, by and among Select Water Holdings LLC, the Guaranteeing Subsidiaries party thereto, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (7.625% Senior Notes due 2034).
10.1#	Credit Agreement, dated as of October 13, 2026, by and among Select Water Holdings LLC, as borrower, SES Holdings, LLC, as parent, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2026).
99.1*	Press Release of Select Water Solutions, Inc., dated November 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

# Schedules and exhibits have been omitted pursuant to item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

† Portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The registrant hereby undertakes to provide an unredacted copy on a supplemental basis upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT WATER SOLUTIONS, INC.

Date: November 2, 2026	By:	/s/ Christopher K. George
Christopher K. George
Executive Vice President and Chief Financial Officer